As filed with the Securities and Exchange Commission on October 9, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Minnesota	41-0919654
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

(Address of principal executive offices, including zip code)

APOGEE ENTERPRISES, INC. EMPLOYEE STOCK PURCHASE PLAN

(Full title of the plan)

Patricia A. Beithon, Esq.

General Counsel and Secretary

Apogee Enterprises, Inc.

4400 West 78th Street, Suite 520

Minneapolis, Minnesota 55435

(952) 835-1874

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price(3)	Amount of registration fee
Common Stock, par value $0.33 1/3 per share	250,000 shares	$48.79	$12,197,500	$1,228.29

(1)	Represents shares of common stock of Apogee Enterprises, Inc. that may be offered or sold pursuant to the Apogee Enterprises, Inc. Employee Stock Purchase Plan.
(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers any additional shares of common stock that may be offered or issued under the Apogee Enterprises, Inc. Employee Stock Purchase Plan to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) and (c) under the Securities Act of 1933, as amended. The proposed maximum offering price is based on the average of the high and low prices of Apogee Enterprises, Inc. common stock as reported on the Nasdaq Global Select Market on October 8, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Apogee Enterprises, Inc. (the “Company”) is being filed pursuant to General Instruction E to Form S-8 under the Securities Act of 1933, as amended, to register an additional 250,000 shares of the Company’s common stock (“Common Stock”), par value $0.33 1/3 per share, issuable pursuant to the Apogee Enterprises, Inc. Employee Stock Purchase Plan, as amended (the “Plan”). The issuance of the additional shares was approved by the Board of Directors (the “Board”) of the Company at a meeting of the Board on October 7, 2015. The remaining shares of Common Stock issuable under the Plan have been previously registered pursuant to a Registration Statement on Form S-8 (Registration No. 333-107403), which is hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed with the Securities and Exchange Commission (the “SEC”) by Apogee Enterprises, Inc. (“we,” “us” or “Apogee”) and the Apogee Enterprises, Inc. Employee Stock Purchase Plan (as amended to date, the “Plan”), are incorporated by reference in this registration statement:

(a)	Our Annual Report on Form 10-K for the fiscal year ended February 28, 2015;

(b)	Our Quarterly Reports on Form 10-Q for the fiscal quarters ended May 30, 2015 and August 29, 2015;

(c)	Our Current Reports on Form 8-K filed on May 6, 2015 and June 30, 2015; and

(d)	The description of our common stock contained in any registration statement or report filed by us under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of filing of such documents.

Item 8.	Exhibits.

4.1	Restated Articles of Incorporation of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Apogee’s Annual Report on Form 10-K for the year ended February 28, 2004).

4.2	Amended and Restated Bylaws of Apogee Enterprises, Inc., as amended through January 24, 2006 (incorporated by reference to Exhibit 3.1 to Apogee’s Current Report on Form 8-K filed January 30, 2006).

4.3	Specimen certificate for shares of common stock of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 4A to Apogee’s Annual Report on Form 10-K for the year ended March 2, 2002).

4.4	Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan.*

4.5	First Amendment of Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan, dated February 27, 2009*

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm.*

24.1	Power of Attorney.*

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on October 9, 2015.

APOGEE ENTERPRISES, INC.

By:	/s/ Joseph F. Puishys
Joseph F. Puishys
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated on October 9, 2015.

Signature	Title

/s/ Joseph F. Puishys	President, Chief Executive Officer and Director
Joseph F. Puishys	(principal executive officer)

/s/ James S. Porter	Chief Financial Officer
James S. Porter	(principal financial and accounting officer)

*	Chairman
Bernard P. Aldrich

*	Director
Jerome L. Davis

*	Director
Sara L. Hays

*	Director
John T. Manning

*	Director
Robert J. Marzec

Director
Donald A. Nolan

*	Director
Richard V. Reynolds

*	Director
David E. Weiss

*By:	/s/ Patricia A. Beithon
Patricia A. Beithon
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Articles of Incorporation of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 3.1 to Apogee’s Annual Report on Form 10-K for the year ended February 28, 2004).

4.2	Amended and Restated Bylaws of Apogee Enterprises, Inc., as amended through January 24, 2006 (incorporated by reference to Exhibit 3.1 to Apogee’s Current Report on Form 8-K filed January 30, 2006).

4.3	Specimen certificate for shares of common stock of Apogee Enterprises, Inc. (incorporated by reference to Exhibit 4A to Apogee’s Annual Report on Form 10-K for the year ended March 2, 2002).

4.4	Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan.*

4.5	First Amendment of Apogee Enterprises, Inc. 2000 Employee Stock Purchase Plan, dated February 27, 2009.*

5.1	Opinion of Dorsey & Whitney LLP.*

23.1	Consent of Dorsey & Whitney LLP (included in Exhibit 5.1).*

23.2	Consent of Independent Registered Public Accounting Firm.*

24.1	Power of Attorney.*

*	Filed herewith.